Exhibit 99.1

FOR IMMEDIATE RELEASE

July 30, 2013

Parker Drilling Company Announces

Closing of Sale of $225 Million of Senior Notes Due 2020

HOUSTON – July 30, 2013 – Parker Drilling Company (NYSE: PKD), a drilling services and rental tools provider, announced today that it has closed its previously announced sale of $225 million aggregate principal amount of 7.500% senior notes due 2020 in a private offering. The notes are unsecured and guaranteed (a) initially, by each of the Company’s current restricted subsidiaries that guarantee any indebtedness under its senior secured credit facility or its 9  1/8% Senior Notes due 2018 and (b) thereafter, by each of its other restricted subsidiaries that is not already a guarantor that guarantees or otherwise becomes liable with respect to any of the Company’s indebtedness or the indebtedness of any other guarantor. The notes will mature on August 1, 2020.

The Company intends to use the net proceeds from the offering (i) to repay in full the outstanding indebtedness and other amounts owing under its $125 million five-year term loan with Goldman Sachs Bank USA undertaken to fund the April 22, 2013 acquisition of International Tubular Services Limited and certain of its affiliates, (ii) to repay in full the indebtedness outstanding under its senior secured term loan facility (as recently amended to provide for additional future borrowings through April 30, 2014) and (iii) for general corporate purposes.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this news release, including but not limited to those relating to the offering of notes and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond the Company’s control, including those described in the Company’s Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update forward-looking information.

About Parker Drilling Company

Parker Drilling provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker Drilling’s active rig fleet includes 21 land rigs and one offshore barge rig in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and two land rigs in Alaska. The Company’s rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. Parker Drilling also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found on the Company’s website including operating status reports for the Company’s Rental Tools segment and its international and U.S. Gulf of Mexico rig fleets, updated monthly.

Further Information

•	Investor Relations: Richard Bajenski, Director, Investor Relations. (281) 406-2030

•	Media Relations: Stephanie Dixon, Manager, Marketing & Corporate Communications. (281) 406-2212